Exhibit 10.1

Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of October 2, 2019 (this “Agreement”), to the Credit Agreement dated as of August 16, 2018 (the “Credit Agreement”), among FORESTAR GROUP INC., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto desire to extend the Termination Date under the Credit Agreement pursuant to Section 2.17 of the Credit Agreement (the “2019 Revolving Credit Commitment Extension”);

WHEREAS, the 2019 Revolving Credit Commitment Extension is the first extension of the Termination Date under Section 2.17 of the Credit Agreement since the Closing Date; and

WHEREAS, (i) JPMorgan Chase Bank, N.A., Citibank, N.A., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC are acting as the joint lead arrangers (in such capacities, the “Joint Lead Arrangers”) and joint bookrunners (in such capacities, the “Joint Bookrunners”), (ii) Citibank, N.A., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC are acting as the co-syndication agents (in such capacities, the “Co-Syndication Agents”) and (iii) TD Securities (USA) LLC is acting as co-arranger and documentation agent (in such capacities, the “Documentation Agent” and, together with the Joint Lead Arrangers, the Joint Bookrunners and the Co-Syndication Agents, the “Arrangers”), in each case, in connection with the Revolving Credit Commitment Extension;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Amendments. Subject to the occurrence of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as set forth in this Section 1.

(a)    The definition of “ Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing “August 16, 2021” with “October 2, 2022”.

(b)    The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended by replacing the text before clause (i) with the following: ““Borrowing Base” means at any time the sum (without duplication) of the following as calculated in the Borrowing Base Certificate or Pro Forma Borrowing Base Certificate most recently delivered hereunder:”.

(c)    The definition of “Land Held for Future Development” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Land Held for Future Development” means (1) parcels of land wholly owned by any Loan Party which are, as of the date of determination, held for future development or disposition, and with respect to which requisite zoning requirements and land use requirements have been satisfied, and requisite approvals have been obtained from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the parcel as a residential housing project and construct single family dwellings, whether attached or detached, thereon and (2) Excess Land Under Development.

(d)    The definition of “Land Under Development” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Land Under Development” means parcels of land wholly owned by any Loan Party which are zoned for the construction of single family dwelling units, whether attached or detached, and upon which development activities have commenced and are proceeding; provided, that for the avoidance of doubt, the determination as to whether development activities have commenced with respect to a parcel of land shall be made on a project-by-project basis in accordance with GAAP; provided, further, that if development activities on a project are halted prior to completion, all parcels of land that comprise such project and that are not Finished Lots shall, on the last day of the fiscal quarter in which development activities on such project are halted (or such earlier date as elected by the Borrower), cease to constitute Land Under Development and shall thereafter be deemed Land Held for Future Development until development activities on such project are resumed; provided, further, that, with respect to any single project, the parcels of land that shall constitute “Land Under Development” at any time shall be limited to no more than 700 lots and all other parcels of land comprising such project (other than Finished Lots) shall be deemed to be Land Held for Future Development (such other parcels of land comprising such project (other than Finished Lots), “Excess Land Under Development”).

(e)    Article X of the Credit Agreement is hereby amended by adding the below as a new Section 10.15.

“10.15    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

i.     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

(f)    Section 14.1(x)(i) of the Credit Agreement is hereby amended by replacing “10700 Pecan Park Blvd., Suite 150, Austin, TX 78750” with “2221 E. Lamar Blvd., Suite 790, Arlington, TX 76006”.

Section 2.    Representations and Warranties. The Loan Parties represent and warrant as of the date hereof and the Amendment Effective Date (before and after giving effect to this Agreement) that:

(a)    the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on the date hereof and the Amendment Effective Date (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects); and

(b)    no Default or Unmatured Default has occurred and is continuing on the date hereof or the Amendment Effective Date.

Section 3.    Conditions to Effectiveness. This Agreement and the Revolving Credit Commitment Extension shall become effective and all conditions set forth in Section 2.17 of the Credit Agreement shall be deemed satisfied, on the date (such date, the “Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a)    Certain Documents. The Administrative Agent shall have received on or prior to the Amendment Effective Date each of the following, each dated the Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

(i)     this Agreement executed by each Lender, the Loan Parties and the Administrative Agent;

(ii)    certified copies of resolutions of the board of directors of each Loan Party approving the execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith;

(iii)   the articles of incorporation, by-laws, certificate of good standing, incumbency certificate and officer’s certificate of the Borrower described in Section 5.1(i), (ii) and (iii) of the Credit Agreement;

(iv)   a bring-down certificate of each other Loan Party confirming the certificates and the attachments thereto described in Section 5.1(iv), (v) and (vi) of the Credit Agreement and delivered on the Closing Date remain true and correct as if made and delivered on the Amendment Effective Date;

(v)   a certificate (1) signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the Amendment Effective Date, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) and (2) of an Authorized Officer of the Borrower to the effect that each of the conditions set forth in Section 2.17 of the Credit Agreement (after giving effect to the waiver in Section 5 of this Agreement) and this Section 3 are satisfied; and

(vi)   opinions of the Borrower’s internal and external counsel substantially similar to the opinions delivered on August 16, 2018 in connection with the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(b)    Fees and Expenses. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent (and its affiliates) and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of one counsel to the Administrative Agent) due and payable on or before the Amendment Effective Date and, in the case of expenses, invoiced at least two Business Days prior to the Amendment Effective Date.

(c)    Financial Covenants. All financial covenants set forth in Section 7.27 of the Credit Agreement would be satisfied on a pro forma basis for the most recent determination period, assuming that the Loans outstanding on the Amendment Effective Date had been outstanding on the last day of such determination period.

Section 4.    Expenses; Indemnification. The Borrower confirms that Section 10.6 of the Credit Agreement applies to this Agreement and the transactions contemplated hereby for the benefit of the Administrative Agent and the Arrangers.

Section 5.    Waiver. The Lenders party hereto waive, in connection with the 2019 Revolving Credit Commitment Extension, the requirements in Section 2.17 of the Credit Agreement (i) for the Borrower to deliver an Extension Request and an officer’s certificate together with the Extension Request and (ii) that the Extended Maturity Date shall not be more than one year after the then-existing Termination Date.

Section 6.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.    Effect of Agreement. Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Agreement and the Credit Agreement shall be read together and construed as a single instrument; provided, however, that nothing herein shall be interpreted to change the date of the Credit Agreement. This Agreement shall constitute a Loan Document.

Section 10.    Acknowledgement and Affirmation. Each of the Borrower and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Agreement, the Revolving Credit Commitment Extension, its obligations under the Loan Documents (including the Guaranty Agreement (as defined in the Credit Agreement)) executed by the Borrower and/or such Guarantor and (iii) after giving effect to this Agreement, the Revolving Credit Commitment Extension, acknowledges renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 11.    Issuing Bank Consent. Each Lender that is an Issuing Bank, by execution of this Agreement, consents to this Agreement in its capacity as Issuing Bank.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FORESTAR GROUP INC.

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Executive Vice President, Chief Financial Officer and Treasurer

4S/RPG LAND COMPANY, L.P.

CL TEXAS I GP, L.L.C.

CL/RPG LAND COMPANY, L.P.

FIRSTLAND INVESTMENT CORPORATION

FMF DEVELOPMENT LLC

FORCO REAL ESTATE INC.

FORESTAR REAL ESTATE GROUP INC.

FORESTAR REALTY INC.

FORESTAR (USA) REAL ESTATE GROUP INC.

HICKORY HILL DEVELOPMENT, L.P.

SWR HOLDINGS LLC

SUSTAINABLE WATER RESOURCES LLC

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Forestar Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and Lender

By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Executive Director

[Amendment No. 1 to Forestar Credit Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

[Amendment No. 1 to Forestar Credit Agreement]

MIZUHO BANK, LTD. as Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

[Amendment No. 1 to Forestar Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Elena Bennett
Name:	Elena Bennett
Title:	Senior Vice President

[Amendment No. 1 to Forestar Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender

By:	/s/ Michael Borowiecki
Name:	Michael Borowiecki
Title:	Authorized Signatory

[Amendment No. 1 to Forestar Credit Agreement]

Fifth Third Bank, as Lender

By:	/s/ Beverly J. Matter
Name:	Beverly J. Matter
Title:	Senior Vice President

[Amendment No. 1 to Forestar Credit Agreement]

Synovus Bank, as Lender

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

[If second signature is required:]

By:
Name:
Title:

[Amendment No. 1 to Forestar Credit Agreement]